UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

CHEROKEE INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0‑11.
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☐	Fee paid previously with preliminary materials.
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CHEROKEE INC.

5990 Sepulveda Boulevard, Suite 600

Sherman Oaks, California 91411

NOTICE OF POSTPONEMENT OF

SPECIAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN to the stockholders of Cherokee Inc. (“Cherokee”) that the previously announced special meeting of Cherokee’s stockholders (the “Special Meeting”), previously scheduled to be held on November 28, 2017 at 8:00 a.m. (Pacific Time), has been postponed to a future date to be determined by Cherokee’s Board of Directors. Further, under certain circumstances, the Special Meeting may be cancelled in its entirety.

If the postponed Special Meeting is held, the record date for the postponed Special Meeting will be changed and amended proxy materials will be filed with the Securities and Exchange Commission and distributed to Cherokee’s stockholders as of the new record date in advance of the rescheduled date of the Special Meeting and otherwise in accordance with all applicable laws and regulations. If the Special Meeting is cancelled, a subsequent notice to Cherokee’s stockholders notifying them of the cancellation will be filed with the Securities and Exchange Commission and distributed to Cherokee’s stockholders in accordance with all applicable laws and regulations. Cherokee’s Board of Directors expects to determine whether to hold the postponed Special Meeting (and if so, the new record date and meeting date for the Special Meeting) or to cancel the Special Meeting on or before December 15, 2017.

Cherokee’s Board of Directors apologizes for any inconvenience this may have caused its stockholders.

By Order of the Board of Directors,

/s/ Howard Siegel
Howard Siegel
Secretary

Sherman Oaks, California

November 20, 2017